Exhibit T3A.108

Microfilm Number	Filed with the Department of State on FEB 23, 2021

Entity Number 2972138	Kim Pizzingrilli
Secretary of the Commonwealth

STATEMENT OF CORRECTION

DSCB: 15-138 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 138 (relating to statement of correction) the undersigned association or other person, desiring to correct an inaccurate record of corporate or other action or correct defective or erroneous execution of a document, hereby states that:

1.	The name of the association or other person is:
CBL/Stroud, Inc.

2.	The (a) address of this association’s current registered office in this Commonwealth or (b) name of lis commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
	Number and Street	City	Stale	Zip	County

	(b) c/o:	CT Corporation System Philadelphia County, PA
Name of Commercial Registered Office Provider County

For an association represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the association is located for venue and official publication purposes.

3 .		The statute by or under which it was incorporated or the preceding filing was made, in the case of a filing that does not constitute a part of the articles of incorporation of a corporation is:

4.		The inaccuracy or defect, which appears in Department of State form DSCB: 15-1306 filed on 11 /9/00 and recorded in Roll and Film Number et seq., is:

See explanation in Exhibit A attached hereto

5.	(Check one of the following):

☒ The portion of the document requiring correction in corrected form is set forth in Exhibit A attached hereto and made a part hereof.

☐ The original document to which this statement relates shall be deemed reexecuted.

☐ The original document to which this statement relates shall be deemed stricken from the records of the Department.

IN TESTIMONY WHEREOF, the undersigned association or other person has caused this statement to be signed by a duly authorized officer thereof or otherwise in its name this 22nd day of FEB.        , 2001.

CBL/Stroud, Inc.
(Name)

BY:	/s/ Jeffery V. Curry
	Jeffery V. Curry	(Signature)

TITLE:	Assistant Secretary

EXHIBIT A

TO

STATEMENT OF CORRECTION

TO THE ARTICLES OF INCORPORATION

OF

CBL/STROUD. INC.

The attachment to the Articles of Incorporation—For Profit of CBL/Stroud, Inc. entitled “Additional Provisions to Articles of Incorporation of CBL/Stroud, Inc.” contained a scrivener’s error in the second (2nd) and third (3rd) sentences of Section 7.1 (aa). The sentences are hereby corrected to read as follows:

The financial statements and the tax returns of the Corporation will disclose that the assets of the LLC and the Corporation will not be available to pay creditors of the “Related Entity” (as such term is hereinafter defined) and vice versa. For purposes of these Articles, the term “Related Entity” shall mean the sole shareholder of the Corporation and the manager of the Property, CBL & Associates Management, Inc., a Delaware corporation;

DOCKETING STATEMENT DSCB: 15-134A (Rev 95)	BUREAU USE ONLY:
DEPARTMENTS OF STATE AND REVENUE	Dept. of State Entity Number

FILING FEE: NONE	Revenue Box Number

Filing Period Date 3 4 5

SIC Report Code

This form (file in triplicate) and all accompanying documents shall be mailed to:

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

P.O. BOX 8722

HARRISBURG, PA 17105-8722

Check proper box:

X	Pa. Business-stock	Pa. Business-nonstock	Pa. Business-Management	Pa. Professional

	Pa. Business-statutory close	Pa. Business-cooperative	Pa. Nonprofit-stock	Pa. Nonprofit-nonstock

	Foreign-business	Foreign-nonprofit	Motor Vehicle for Hire	Insurance

Foreign-Certificate of Authority to D/B/A

Business Trust

	Pa. Limited Liability Company	Pa. Restricted Professional Limited Liability Company

	Foreign Limited Liability Company	Foreign Restricted Professional Limited Liability Company

Association registering as a result of (check box):

X	Incorporation (Pa.)	Domestication	Consolidation

	Authorization of a foreign association	Division	Summary of Record

Organization (Pa.)

1. Name of association:	CBL/Stroud, Inc.

2. Location of (a) initial registered office in Pennsylvania or (b) the name and county of the commercial registered office provider:

(a)
Number and Street/RD number and Box City State Zip Code County

(b)	c/o:	C T Corporation System Philadelphia, PA
Name of commercial registered office provider County

3. State or Country of Incorporation/Organization: PA

4. Specified effective date, if applicable:

5. Federal Identification Number: Applied For

6. Describe principal Pennsylvania activity to be engaged in, within one year of this application date:	To act as a member of Stroud Mall, LLC,

a Pennsylvania limited liability company, which owns a shopping center in Stroudsburg, Pennsylvania

DSCB: 15-134A (Rev 95)-2

7. Names, residences and social security numbers of the chief executive officer, secretary and treasurer or individual responsible for maintaining financial records:

Name	Address	Title	Social Security #
Vice Chairman of the
John N. Foy	1009 East Brow	Board, Chief Financial

	Lookout Mtn., TN 37350	Officer and Treasurer

If professional association, include officer’s professional license numbers with the respective Pennsylvania Professional Board.

8. Location of principal place of business:

454 Stroud Mall	Stroudsburg,	PA	18360

Number and Street/RD number and Box	City	State	Zip

9. Mailing address if different than #8 (Location where correspondence, tax report from, etc. are to be sent):

Suite 300, One Park Place, 6148 Lee Highway,	Chattanooga,	TN	37421

Number and Street/RD number and Box	City	State	Zip

10. Act of General Assembly or authority under which you are organized or incorporated (Full citation of statute or other authority; attach a separate sheet if more space is required):

The Business Corporation Law of 1988

11. Date and state of incorporation or organization (foreign association only):

12. Date business started in Pennsylvania (foreign association only):

13. Is the association authorized to issue capital stock?	X YES NO

14. Association’s fiscal year ends:	December 31

This statement shall be deemed to have been executed by the individual who executed the accompanying submittal. See 18 Pa.C.S. §4904 (relating to unsworn falsification to authorities).

Instructions for Completion of Form:

A. A separate completed set of copies of this form shall be submitted for each entity or registration resulting from the transaction.

B. The Bureau of Corporation Taxes in the Pennsylvania Department of Revenue should be notified of any address changes. Notification should be sent to the Processing Division, Bureau of Corporation Taxes, Pa. Department of Revenue, Dept. 280705, Harrisburg, PA 17128-0705.

C. All Pennsylvania corporate tax reports, except those for motor vehicle for hire, must be filed with Commonwealth on the same fiscal basis as filed with the U.S. government. Motor vehicle for hire, i.e., gross receipts tax reports, must be filed on a calendar year basis only.

D. The disclosure of the social security numbers of the corporate officers in Paragraph 7 is voluntary. The numbers are used to assure the proper identification of corporation officers by the Department of Revenue in accordance with the Fiscal Code.

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

206 NORTH OFFICE BUILDING

P. O. BOX 8722

HARRISBURG, PA 17105-8722

WWW.DOS.STATE.PA.US/CORPS

CBL/STROUD, INC.

THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THAT FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.DOS.STATE.PA.US/CORPS OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND / OR UCC FILINGS, PLEASE VISIT OUR ONLINE “ SEARCHABLE DATABASE ” LOCATED ON OUR WEB SITE.

ENTITY NUMBER :	2972138

MICROFILM NUMBER :	2004009

MICROFILM START - END :	1202 - 1203

CSC

COUNTER

PA

2004009 - 1202

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)

	✓	Domestic Business Corporation (§ 1507)

Entity Number 2972138		Foreign Business Corporation (§ 4144)
Domestic Nonprofit Corporation (§5507)

Foreign Nonprofit Corporation (§ 6144)

Domestic Limited Partnership (§ 8506)

Name			Document will be returned to the name and address you enter to the left.
Address			ï

City	State	Zip Code

Fee: $70	Filed in the Department of State on	Feb – 2004

/s/
Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The Name is:
CBL/STROUD, INC.

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider			County

c/o: CT Corporation System			Philadelphia

3. Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changes is:

Number and street	City	State	Zip	County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: Corporation Service Company			Dauphin

Name of Commercial Registered Office Provider			County

2004009-1203

DSCB: 15-1507/4144/5507/6144/8506-2

4. Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this 30 day of Jan. 2004

CBL/ STROUD, INC.
Name of Corporation/Limited Partnership

/s/ Laura R. Dunlap
Signature

Laura R. Dunlap, Attorney in Fact
Title

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

401 NORTH STREET, ROOM 206

P.O.BOX 8722

HARRISBURG,PA 17105-8722

WWW.CORPORATIONS.PA.GOV

Jennifer Howard

2030 Hamilton Place Blvd Ste 500

Chattanooga TN 37421

CBL/STROUD, INC.

The Bureau of Corporations and Charitable Organizations is happy to send your filed document. The Bureau is here to serve you and we would like to thank you for doing business in Pennsylvania.

If you have any questions pertaining to the Bureau, please visit our website at www.dos.pa.gov/BusinessCharities Or you may contact us by telephone at (717)787-1057. Information regarding business and UCC filings can be found on our searchable database at www.corporations.pa.gov/Search/CorpSearch.

Entity number: 2972138

Entity# : 2972138 Date Filed : 11/02/2020 Effective Date: 11/03/2020 Pennsylvania Department of State

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Articles of Amendment-Domestic Corporation

X	Business Corporation (§ 1915)

Nonprofit Corporation (§ 5915)

Name			Documents will be returned to the name and address you enter to the left.
Jennifer Howard

Address
2030 Hamilton Place Blvd, Ste 500

City	State	Zip Code
Chattanooga	TN	37421

Fee: $70.00

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: CBL/STROUD, INC.

2.  The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a) Number and Street	City	State	Zip	County

	(b) Name of Commercial Registered Office Provider				County

c/o:	Corporation Service Company				Dauphin

3. The statute by or under which it was incorporated:	Business Corporation Law of 1988

4. The date of its incorporation: 11/9/2000

5. Check, and if appropriate, complete one of the following:

The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

X	The Amendment shall be effective on:	11/3/2020	at	8:00 AM
		Date		Hour

PENN File: November 2, 2020

DSCB: 15-1915/5915-2

6. Check one of the following:

X	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

X	The amendment adopted by the corporation, set forth in full, is as follows The Additional Provisions to Articles of Incorporation is hereby deleted in its entirety

The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 02 day of November, 2020.

CBL/STROUD, INC.
Name of Corporation

/s/ Jeffrey V. Curry
Signature

Chief Legal Officer
Title